Exhibit 1.1

AMENDED AND FULLY RESTATED

POST CLOSING ASSIGNMENT AGREEMENT

between

SharpLink Gaming Ltd. & SHGN Acquisition Corp.

and

RSports Interactive, Inc. & SportsHub PA Holdings, LLC

dated as of

May 8, 2024

AMENDED AND FULLY RESTATED POST CLOSING ASSIGNMENT AGREEMENT

THIS AMENDED AND FULLY RESTATED POST CLOSING ASSIGNMENT AGREEMENT (this “Agreement”), dated as of May 8, 2024, is entered into between SharpLink Gaming Ltd., an Israeli limited company, (“SHGN Parent”), SHGN Acquisition Corp., a Delaware corporation, (“SHGN” or “Seller/Assignor”), RSports Interactive, Inc., a Minnesota corporation, (“Regulatory Parent”), and SportsHub PA Holdings, LLC, a Minnesota limited liability company (“Buyer/Assignee”).

RECITALS

WHEREAS, SHGN Parent, SHGN, and Regulatory Parent entered into a Purchase Agreement Dated January 18, 2024 (the “Purchase Agreement”), whereby, among other things, SHGN Parent received consideration for the sale of all of the issued and outstanding shares of common stock of SHGN and membership interests of a number of its subsidiaries and affiliated companies which operate multiple fantasy sports gaming platforms, including fantasy sports contests, fantasy sports research tools, and fantasy sports simulations (the “Business”);

WHEREAS, SHGN owns all of the issued and outstanding membership interests in SportsHub Reserve, LLC, a Minnesota limited liability company, and SportsHub PA, LLC, a Pennsylvania limited liability company (collectively, the “Acquired Subsidiaries”);

WHEREAS, the Parties have completed the Closing of the Purchase Agreement, which did not include the transfer or sale of SHGN or the Acquired Subsidiaries until the assignment was approved by the industry regulators,

WHEREAS, consequently, SHGN Parent and Regulatory Parent and entered in a Post Closing Assignment Agreement, (the “Original Agreement”), also dated January 18, 2024, to permit the Regulatory Parent to acquire 100% of the issued and outstanding equity interests in SHGN and the Acquired Subsidiaries, which are licensed fantasy contest operators in the Commonwealth of Pennsylvania, upon receipt of regulatory approval;

WHEREAS, SHGN Parent and Regulatory Parent have agreed to amend the Original Agreement to exclude the transfer of SHGN, which is taxed as a C-Corporation, because of certain negative taxation issues that may arise for each party, and at the same time it is advantageous for the Regulatory Parent to cause the assignment/sale of the Acquired Subsidiaries to be made directly to its designated subsidiary, Buyer/Assignee, that focuses upon regulated fantasy sports gaming;

WHEREAS, in compliance with Pennsylvania law, all of the Acquired Subsidiaries shall continue to be directly or indirectly owned and controlled by SHGN Parent and SHGN and only upon and subsequent to the approval of a Petition (the “Petition”) by the Pennsylvania Gaming Control Board, (the “Board”) all of the interests in the Acquired Subsidiaries shall be transferred to Buyer/Assignee in accordance with this Agreement pursuant to 4 Pa.C.S.§ § 1201(f), 1202(a) and (b)(25) and (30) and 1206;

WHEREAS, after the approval of the Petition by the Board, the equity interests in the Acquired Subsidiaries (the “Interest”) shall be assigned by SHGN to Buyer/Assignee;

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WHEREAS, the Board has not approved the Petition as of the date of this Agreement;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
ASSIGNMENT

Section 1.01 Assignment. Subject to the terms and conditions set forth herein and the Purchase Agreement, upon the Effective Date (defined herein below), Seller/Assignor irrevocably grants, assigns and transfers to Buyer/Assignee all of Seller/Assignor’s right, title and interest, in and to the Interest in the Acquired Subsidiaries. Said assignment shall be documented by Seller/Assignor executing the Assignments Separate from Certificates, which is attached here to as Exhibit A.

Section 1.02 Effective Date. The Assignment shall be effective upon (“Effective Date”) Seller/Assignor’s written notice to Buyer/Assignee that the Petition has been approved by the Board. Seller/Assignor shall use commercially reasonable efforts to cause the Petition to be approved and to provide such notice thereof to Buyer/Assignee as soon as practicable following the Closing, but no later than June 28, 2024 (the “Outside Date”). The Outside Date may be extended by Buyer/Assignee at any time upon written notice to Seller/Assignor so long as Buyer/Assignee is cooperating in good faith to obtain such approval. If the Petition is not approved by the Board by the Outside Date (as the same may be extended), Seller/Assignor shall provide written notice to Buyer/Assignee that the Pennsylvania operations of Acquired Subsidiaries have been or will be wound down and all Pennsylvania licenses have been terminated or otherwise closed, such notice to occur on or before thirty (30) days following the Outside Date and consistent with Pennsylvania law and regulations.

Section 1.03 Representations and Warranties. To induce Buyer/Assignee to accept the delivery of this Agreement, Seller/Assignor represents and warrants those same representations and warranties set forth in Article III Representations and Warranties of Seller in the Purchase Agreement that pertain to, or concern in any way, the parties hereto, the Acquired Subsidiaries, their respective Business activities, the Interest or the assignment contemplated by this Agreement, and such representations and warranties are hereby incorporated in this Agreement as if fully set forth herein, including, without limitation, that the transfer of the Interest will result in Buyer/Assignee being the direct owner of the Acquired Subsidiaries. For its part, Buyer/Assignee represents and warrants those same representations and warranties set forth in Article IV Representations and Warranties of Buyer in the Purchase Agreement that pertain to, or concern in any way, the parties hereto, the Acquired Subsidiaries (as defined herein), their respective Business activities, the Interest or the assignment contemplated by this Agreement and such representations and warranties are hereby incorporated in this Agreement as if fully set forth herein.

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Section 1.04 Acceptance of Assignment. Buyer/Assignee accepts and agrees to assume the Interest and all of the rights and obligations of Seller/Assignor in the Interest as of the Effective Date.

ARTICLE II
Termination

Section 2.01 Termination. This Agreement may be terminated at any time prior to Effective Date:

(a) by mutual written consent of Seller/Assignor and Buyer/Assignee; or

(b) upon 7 days written notice by Seller/Assignor or Buyer/Assignee to the other party in the event that:

(i) The parties hereto agree that there shall be any Law that makes consummation of the assignment contemplated by this Agreement illegal or otherwise prohibited; or

(ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the assignment contemplated by this Agreement and such Governmental Order shall have become final and non-appealable.

Section 2.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except that Seller/Assignor shall remain obligated to wind down the operations of the Acquired Subsidiaries and terminate or otherwise close all Pennsylvania licenses related to such operations by May 30, 2024.

ARTICLE III
Miscellaneous

Section 3.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the assignment contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 3.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.02):

If to Seller/Assignor:	SharpLink Gaming Ltd. SHGN Acquisition Corp. 333 Washington Ave N - Suite 104 Minneapolis, MN 55401 E-mail: rob.phythian@sharplink.com Attention: Robert Phythian, CEO

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If to Buyer/Assignee:	RSports Interactive, Inc. SportsHub PA Holdings, LLC E-mail: reccker10@gmail.com Attention: Randy Eccker, President & CEO 1520 S. 189th Ct, Omaha, NE 68130

Section 3.03 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless otherwise expressly stated herein, references to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 3.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 3.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 3.06 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Amended and Fully Restated Post Closing Assignment Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 3.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 3.08 No Third-Party Beneficiaries. Except as provided in ARTICLE VII, and Section 9.13 of the Purchase Agreement, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 3.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF MINNESOTA IN EACH CASE LOCATED IN THE CITY OF MINNEAPOLIS AND COUNTY OF HENNEPIN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10(c).

Section 3.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 3.12 Attorney Disclosure and Waiver of Conflict of Interest. At the request of the Parties, Corporate Law Partners, PLLC (the “Law Firm”) has drafted this Agreement, including the attachments, based upon the agreement of the parties and is acting solely as scrivener. Each of the parties acknowledges that the Law Firm identified and disclosed that there is a conflict of interest in that the Law Firm has represented and represents each of the parties in various matters, and each of the parties waives any conflict of interest in the Law Firm drafting this Agreement. Each of the parties acknowledges that its interests under this Agreement may now or hereafter be adverse to, or in conflict with, the interests of other parties. Each party has been advised to seek independent legal counsel. Each such party further acknowledges that each as had an opportunity to retain an attorney of that party’s choosing to represent it in negotiation, preparation and execution of this Agreement, and that each of the parties either engaged separate counsel for such purpose or knowingly and voluntarily waived the right to engage separate counsel.

Section 3.13 Counterparts and Electronic Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

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SIGNATURE PAGE

POST CLOSING ASSIGNMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers/representatives.

SHGN PARENT:		REGULATORY PARENT:

SharpLink Gaming Ltd.		RSports Interactive, Inc.

By	/s/ Robert Phythian	By	/s/ Randy Eccker
Name:	Robert Phythian	Name:	Randy Eccker
Title:	CEO	Title:	President

SHGN OR SELLER/ASSIGNOR:		BUYER/ASSIGNEE:

SHGN Acquisition Corp.		SportsHub PA Holdings, LLC

By	/s/ Robert Phythian	By	/s/ Christian Peterson
Name:	Robert Phythian	Name:	Christian Peterson
Title:	CEO	Title:	President

Attachment:	Exhibit A - Assignments Separate from Certificate
(SportsHub Reserve, LLC, & SportsHub PA, LLC)

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EXHIBIT A

ASSIGNMENTS SEPARATE FROM CERTIFICATES

(See Attached)

ASSIGNMENT SEPARATE FROM CERTIFICATE

Dated: _______________, 2024

For Value Received, the undersigned “Assignor” hereby sells, assigns and transfers unto SportsHub PA Holdings, LLC, a Minnesota limited liability company as “Assignee”, One Thousand (1,000) units of membership interest (the “Units”) of SportsHub Reserve, LLC, a Minnesota limited liability company (the “Company”), and Assignor does herewith irrevocably constitute and appoint the Secretary or any officer of the Company as attorney in-fact to transfer said Units on the books of the Company with full power of substitution in the premises.

Assignor represents and warrants to Assignee that (a) the Units transferred hereby constitute all Units of the Company held by Assignor and all of the issued and outstanding units of the Company; (b) Assignor has the full right, power and authority to make this assignment, (c) Assignor has the sole legal and equitable title to the Units, and (d) the Units are not subject to any mortgage, lien, claim, option or encumbrance whatsoever. Assignor further agrees that Assignor will, from time to time, upon the request of Assignee, execute, acknowledge and deliver in proper form any instrument of conveyance or further assurance which may be necessary or desirable to perfect the consummation of the assignment herein.

ASSIGNOR:

SHGN Acquisition Corp.

By
Name:	Robert Phythian
Title:	CEO

Acknowledgments:

RSports Interactive, Inc.		SportsHub PA Holdings, LLC

By		By
Name:	Randy Eccker	Name:	Christian Peterson
Title:	President	Title:	President

ASSIGNMENT SEPARATE FROM CERTIFICATE

Dated: _______________, 2024

For Value Received, the undersigned “Assignor” hereby sells, assigns and transfers unto SportsHub PA Holdings, LLC, a Minnesota limited liability company as “Assignee”, One Thousand (1,000) units of membership interest (the “Units”) of SportsHub PA, LLC, a Pennsylvania limited liability company, (the “Company”), and Assignor does herewith irrevocably constitute and appoint the Secretary or any officer of the Company as attorney in-fact to transfer said Units on the books of the Company with full power of substitution in the premises.

Assignor represents and warrants to Assignee that (a) the Units transferred hereby constitute all Units of the Company held by Assignor and all of the issued and outstanding units of the Company; (b) Assignor has the full right, power and authority to make this assignment, (c) Assignor has the sole legal and equitable title to the Units, and (d) the Units are not subject to any mortgage, lien, claim, option or encumbrance whatsoever. Assignor further agrees that Assignor will, from time to time, upon the request of Assignee, execute, acknowledge and deliver in proper form any instrument of conveyance or further assurance which may be necessary or desirable to perfect the consummation of the assignment herein.

ASSIGNOR:

SHGN Acquisition Corp.

By
Name:	Robert Phythian
Title:	CEO

Acknowledgments:

RSports Interactive, Inc.		SportsHub PA Holdings, LLC
By		By
Name:	Randy Eccker	Name:	Christian Peterson
Title:	President	Title:	President